UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2025

APTERA MOTORS CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42884	83-4079594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 371-3151

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	SEV	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On October 14, 2025, Aptera Motors Corp. (the “Company”) issued a press release announcing that it will host an online roadshow presentation in advance of its planned listing on The Nasdaq Capital Market (“Nasdaq”). The presentation will be broadcast live on the Company’s YouTube channel (https://www.youtube.com/ApteraMotors) and accessible via a link on the Company’s website at aptera.us. The event is scheduled for October 15, 2025, at 5:00 p.m. Eastern Time, and will provide an overview of the Company’s business, mission, and strategy as it prepares for its Class B common stock to begin trading on Nasdaq under the ticker symbol “SEV” on October 16, 2025.

The Company announces material information to its investors using filings with the Securities and Exchange Commission, the investor relations page on the Company’s website (Aptera Motors), press releases, public conference calls, and public webcasts. The information disclosed by the foregoing channels could be deemed to be material information. As such, the Company encourages investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.

A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference.

A copy of the Company’s investor presentation is furnished as Exhibit 99.2 and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description
99.1	Press Release dated October 14, 2025.
99.2	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aptera Motors Corp.

Date:	October 14, 2025	By:	/s/ Chris Anthony
		Name:	Chris Anthony
		Title:	Co-Chief Executive Officer